Exhibit 3.1
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
M.D.C. HOLDINGS, INC.
     M.D.C. Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:
     FIRST: That on December 19, 2005, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted proposing and declaring advisable the following amendment to the Corporation’s Certificate of Incorporation, as amended (the “Amendment”):
     Article Fourth, Paragraph A of the Corporation’s Certificate of Incorporation, is hereby amended to read in its entirety, as follows:
A. The total number of shares of capital stock which the Corporation shall have ability to issue is 275,000,000 shares consisting of 250,000,000 shares of Common Stock, $.01 par value (the “Common Stock”), and 25,000,000 shares of Preferred Stock, $.01 par value (the “Preferred Stock”).
     SECOND: That upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at the Annual Meeting of Shareowners of the Corporation held on April 24, 2006, a majority of all outstanding shares entitled to vote thereon voted in favor of the Amendment.
     THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
{Signatures on next page.}

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation of M.D.C. Holdings, Inc. to be signed by the undersigned, duly authorized officers of the Corporation, this 27th day of April, 2006.

M.D.C. HOLDINGS, INC.

		By:	/s/ Michael Touff

		Name:	Michael Touff
		Title:	Senior Vice President and
General Counsel
ATTEST:

/s/ Joseph H. Fretz

Name:	Joseph H. Fretz
Title:	Secretary

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
M.D.C. HOLDINGS, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

     M.D.C. HOLDINGS, INC., a Delaware corporation (the “Corporation”), does hereby certify as follows:
     FIRST: A new Article Eight is hereby added to the Certificate of Incorporation of the Corporation and it shall read in its entirety as follows:
To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
     SECOND: The existing Article Eight and all subsequent Articles are hereby sequentially renumbered to reflect the insertion of the new Article Eight.
     THIRD: The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, M.D.C. Holdings, Inc. has caused this Certificate of Amendment to be executed in its corporate name this 30th day of June, 1987.

M.D.C. HOLDINGS, INC.

		By	/s/ David D. Mandarich

David D. Mandarich
President
ATTEST:

By	/s/ Marshall A. Abrahams

Marshall A. Abrahams
Secretary

2

CERTIFICATE OF INCORPORATION
of
M.D.C. HOLDINGS, INC.
     FIRST: The name of the Corporation is M.D.C. Holdings, Inc.
     SECOND: The address of the registered office of the Corporation in the state of Delaware is 4305 Lancaster Pike, in the city of Wilmington, county of New Castle. The name of the Corporation’s registered agent at that address is Corporation Service Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).
     FOURTH: A. The total number of shares of capital stock which the Corporation shall have authority to issue is 125,000,000 shares, consisting of 100,000,000 shares of Common Stock, $.01 par value (the “Common Stock”), and 25,000,000 shares of Preferred Stock, $.01 par value (the “Preferred Stock”).
     B. Shares of Preferred Stock may be issued from time to time in one or more classes or series as may be determined from time to time by the Board of Directors of the Corporation (the “Board of Directors”), each such class or series to be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for classes or series provided for by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such class or series and the preferences and relative, participating, optional and other special rights of each such class or series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular class or series of Preferred Stock so designated by the Board of Directors, the voting powers of stock of such class or series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such class or series, including, but without limiting the generality of the foregoing, the following:
    (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, such class or series, and such number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;
    (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on shares of Preferred Stock of such class or series shall be paid, the extent of the preference or relation, if any, of such dividends or the dividends payable on any other class or classes or of any series of the same or any other class or classes of stock and whether such dividends shall be cumulative or non-cumulative;
    (3) The right, if any, of the holders of shares of Preferred Stock of such class or series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock and the terms and conditions of such conversion or exchange;
    (4) Whether or not shares of Preferred Stock of such class or series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, shares of Preferred Stock of such class or series may be redeemed;
    (5) The rights, if any, of the holders of shares of Preferred Stock of such class or series upon the voluntary or involuntary liquidation of the Corporation;
    (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the shares of Preferred Stock of such class or series; and
    (7) The voting powers, if any, of the holders of shares of such class or series of Preferred Stock.
     FIFTH: The name and mailing address of the Sole Incorporator are as follows:

Name	Mailing Address
Spencer I. Browne	3600 South Yosemite Street
Suite 900
Denver, Colorado 80237
     SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of the Board of Directors and stockholders:
    1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
    2. The Board of Directors shall consist of not less than 3 nor more than 15 Directors. The exact number of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors.
    3. Upon, or as soon as practicable following, the filing of this Certificate of Incorporation, Class I Directors shall be elected for a one-year term, Class II Directors for a two-year term and Class III Directors for a three-year term. At the 1986 annual meeting of stockholders and at each succeeding annual meeting of stockholders, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors is changed in accordance with the terms of this Certificate of Incorporation any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to the director’s prior death, resignation, disqualification or removal from office. The stockholders shall not have the right to remove any one or all of the Directors except (i) for cause upon the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock (as hereafter defined) voting together as a single class or (ii) without cause upon the affirmative vote of the holders of eighty percent (80%) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock voting together as a single class. Any vacancy on the Board of Directors that results from a newly created directorship may be filled by the affirmative vote of a majority of the Board of Directors then in office, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of such Director’s predecessor.
    4. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately by class or series to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto (including the resolutions adopted by the Board of Directors pursuant to Section B of Article FOURTH), and such Directors so elected shall not be divided into classes pursuant to Paragraph 2 of this Article SIXTH unless expressly provided by such terms.
    5. Election of Directors need not be by written ballot unless the By-Laws so provide.
    6. The Board of Directors may from time to time determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as and to the extent expressly provided by law with reference to the right of stockholders to examine the original or duplicate stock ledger, or otherwise expressly provided by law, or except as expressly authorized by resolution of the Board of Directors.
    7. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors’ power to manage the business and affairs of the Corporation; and no By-Law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.
    8. No action shall be taken by stockholders of the Corporation except at an annual or special meeting of stockholders of the Corporation and the right of stockholders to act by written consent in lieu of a meeting is specifically denied.
     SEVENTH: Subject to the power of the stockholders of the Corporation to amend, adopt or repeal the By-Laws of the Corporation, the Board of Directors of the Corporation shall have the power to amend, adopt or repeal the By-Laws of the Corporation.
     EIGHTH: A. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section B of this Article EIGHTH, a Business Combination (as hereafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereafter defined) or any Affiliate (as hereafter defined) or Associate (as hereafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.
     B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or any other provision of this Certificate of Incorporation, the By-Laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation’s outstanding Capital Stock (as hereafter defined), if the condition specified in the following Paragraph 1 is met:

    1. The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereafter defined).
    2. All of the following conditions shall have been met:
      (a) The aggregate amount of cash and the Fair Market Value (as hereafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by the holders of shares of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:
        (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the “Announcement Date”) or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock; and
        (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock.
      (b) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:
        (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;
        (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and
        (iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

The provisions of this Paragraph 2 shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.
      (c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.
      (d) After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefore any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) except as approved by a majority of the Continuing Directors, such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder’s percentage beneficial ownership of any class or series of Capital Stock.
      (e) After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.
      (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Act”), or any subsequent provisions replacing such Act, rules or regulations, shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

      (g) Such Interested Stockholder shall not have made any major change in the Corporation’s business or equity or debt capital structure without the approval of a majority of the Continuing Directors.
     C. For the purposes of this Certificate of Incorporation:
    1. The term “Business Combination” shall mean:
      (a) any merger or consolidation of the Corporation or any Subsidiary (as hereafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder;
      (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder (except for any arrangement, whether as employee, consultant or otherwise pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over the responsibility for the management of any aspect of the business or affairs of the Corporation), which together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $15,000,000 or more or constitutes more than 15 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 15 percent of the stockholders’ equity (in the case of transactions in capital stock) of the entity in question (the “Substantial Part”), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part;
      (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation’s By-Laws;
      (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or
      (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).
    2. The term “Capital Stock” shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation, and the term “Voting Stock” shall mean all Capital Stock which by its terms may generally be voted on matters submitted to stockholders of the Corporation.
    3. The term “person” shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

    4. The term “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.
    5. A person shall be a “beneficial owner” of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of this Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
    6. The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date of this Certificate of Incorporation (the term “registrant” in Rule 12b-2 meaning in this case this Corporation).
    7. The term “Subsidiary” means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.
    8. The term “Continuing Director” means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors. Notwithstanding any provision of this Certificate of Incorporation to the contrary, all members of the Board of Directors who were initially elected by the Sole Incorporator shall be deemed to be Continuing Directors.
    9. The term “Fair Market Value” means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price, during the 30-day period immediately preceding the date in question, of a share of such stock on the Composite Tape for New York Stock Exchange, Inc. Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, Inc., or, if such stock is not listed on the Composite Tape on such exchange, on the principal United States securities exchange registered under the Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock, during the 30-day period preceding the date in question, on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.
    10. In the event of any Business Combination in which this Corporation survives, the phrase “consideration other than cash to be received” as used in Paragraphs 2(a) and 2(b) of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.
     D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, all questions arising under this Article EIGHTH including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as hereafter defined) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $15,000,000 or more and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.
     E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.
     F. The fact that any Business Combination complies with the provisions of Section B of this Article EIGHTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.
     G. For the purposes of this Article EIGHTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH (collectively, the “Proposed Action”) is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.
     NINTH: Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions of this Certificate of Incorporation inconsistent with Articles SIXTH, SEVENTH, EIGHTH and NINTH; provided, however, that, with respect to Articles SIXTH, SEVENTH and EIGHTH, such eighty percent

(80%) vote shall not be required for, any such amendment, repeal or adoption unanimously recommended by all the Continuing Directors, provided seventy-five percent (75%) of the members of the Board of Directors then in office are persons who would be eligible to serve as Continuing Directors.
     TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
     ELEVENTH: Subject to the provisions of this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter perscribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     I, THE UNDERSIGNED, being the incorporator herebefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 17th day of May 1985.

/s/ Spencer I. Browne

Spencer I. Browne
Sole Incorporator